AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 1st day of May, 2018, to the Fund Accounting Servicing Agreement, dated as of April 6, 2011, as amended (the “Agreement”), is entered into by and between Managed Portfolio Series, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, Advantus Capital Management, Inc., investment adviser to certain series of the Trust, has changed its name to Securian Asset Management, Inc. (the “Adviser”); and

WHEREAS, the parties desire to amend Exhibit J of the Agreement to reflect the current name of the Adviser; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Amended Exhibit J of the Agreement is hereby superseded and replaced with Amended Exhibit J attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: /s/ James R. Arnold	By: /s/ Anita M. Zagrodnik

Printed Name: James R. Arnold	Printed Name: Anita M. Zagrodnik

Title: President	Title: Senior Vice President

Amended Exhibit J to the Managed Portfolio Series Fund Accounting Agreement

Name of Series
Advantus Strategic Dividend Income Fund
Advantus Dynamic Managed Volatility Fund
Advantus Managed Volatility Equity Fund
Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at May, 2018
Annual Fee for Accounting, Administration & Compliance Services, based on average net assets per fund*
[…]%  ([…] basis points) on the first $100 million
[…]%  ([…] basis points) on the next $150 million
[…]%  ([…] basis points) on the next $250 million
[…]%  ([…] basis points) on the next $250 million
[…]%  ([…] basis points)  thereafter

Minimum annual fee:  $[…] per fund
▪ Additional fee of $[…] for each additional class,  $[…] per manager/sub-advisor per fund
Chief Compliance Officer Annual Fees (per advisor relationship/fund)*
$[…] for the first fund (subject to Board approval)
▪ $[…] for each additional fund, $[…] for each additional sub-adviser per fund
Out-Of-Pocket Expenses
Including but not limited to corporate action services, fair value pricing services ($[…] on the first 100 securities, and $[…] on the remaining securities, per day), factor services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, etc), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Pricing Services**
▪ $[…] - Domestic Equities, Options, ADRs
▪ $[…] - Domestic Corporate/Convertible/Gov’t/Agency Bonds, Foreign Equities, Futures, Forwards, Currency Rates
▪ $[…] - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible/Gov’t/Agency
   Bonds, Asset Backed Securities, Mortgage Backed Securities
▪ $[…] - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
▪ $[…] - Bank Loans
▪ $[…] - Swaptions, Index Swaps
▪ $[…] - Credit Default Swaps

Corporate Action & Manual Pricing Services
▪ $[…] /Foreign Equity Security per Month for Corporate Action Service
▪ $[…] /Domestic Equity Security per Month for Corporate Action Service
▪ $[…] /Month Manual Security Pricing (>10/day)

NOTE:   Use of alternative and/or additional sources may result in different or additional pricing costs than those illustrated here.

Amended Exhibit J (continued) to the Managed Portfolio Series Fund Accounting Agreement

Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE (continued) at May, 2018

Notes and Additional Services
Legal Administration, Adviser Information Source, Daily Pre- and Post-Tax Fund Performance Reporting, and Compliance Reporting are included in the proposal.

Other services are available, including additional legal administration services, daily compliance testing, Section 15(c) reporting, equity attribution, BookMark Electronic Board Portal, and additional services as mutually agreed upon, and are shown beginning on page 10 of this proposal.

*Subject to annual CPI increase, Milwaukee MSA.

**Per security per fund per pricing day.

Fees are billed monthly.

Advisor’s Signature below acknowledges approval of the fee schedules on this Amended Exhibit J.

SECURIAN ASSET MANAGEMENT, INC.

By: /s/ Gary M. Kleist

Printed Name: Gary M. Kleist

Title: Financial Vice President Date: May 15, 2018